EXHIBIT 10.2

                              AGREEMENT AND RELEASE
                              ---------------------
          James J. Williams, residing at 115 Linden Tree Road, Wilton, Connecticut 06897 ("Williams") and SPECIALTY RETAIL GROUP, INC., a Florida corporation, having its principal offices and place of business at 1720 Post Road East, Westport, Connecticut 06880 ("Company") agree to the following:

          1. Williams' employment with Building Blocks, Inc. will terminate on March 6, 1996.

          2. Company has a contractual obligation to Williams under a certain salary continuance letter ("Letter"). The parties hereto have agreed that in lieu of, and in full settlement and satisfaction of, its obligations under the Letter, Company will pay to Williams the sum of $33,654 within 10 days of the date hereof.

          3. Williams acknowledges that during his employment at Building Blocks, Inc. he had access to, and possession of, confidential and proprietary information, data, and documents of the Company and its affiliates ("Confidential Information"). Williams agrees that he will not at any time disclose any Confidential Information.

          4.  Williams hereby resigns from all offices he holds in the Company.

          5. Save only for claims for breach of this Agreement, Williams, in consideration of the payments described herein, hereby releases and discharges Company, its successors, assigns, officers, directors, shareholders, representatives, employees, and agents, from any and all actions, causes of action, claims, or charges, including claims for attorneys' fees and costs, whatsoever, in law, or equity which Williams and his successors and assigns ever had, or now have or hereafter shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement against the Company.

          6. This Agreement and Release (i) may not be changed orally; (ii) constitutes the sole agreement between the parties as to the subject matter hereof; and (iii) shall be governed by, and construed and interpreted in accordance with Connecticut law.

          7. If any provision of this Agreement and Release is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall still continue in full force without being impaired or invalidated in any way.

SPECIALTY RETAIL GROUP, INC.

By:    /s/KEVIN R. GREENE                 /s/ JAMES J. WILLIAMS
     -------------------------           -----------------------------------
       Kevin R. Greene, Chairman              James J. Williams

Date: March 6, 1996                      Date: March 6, 1996



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